Exhibit 10.4 - Exclusive Technical and Consulting Agreement

This Exclusive Technical and Consulting Services Agreement (the “Agreement”) is entered into as of this day of 10th of April, 2009 by and between:

Party A: Sichuan Xinju Mineral Resource Development Co., Ltd.
[11F, Tianxiang Building, No.90, Wanhe Road, Chengdu, China ]
Registered code：5100001810329

AND

Party B: Sichuan Xinlong Telluronium & Technique Co., Ltd.
Zhenzang Road, Dongsheng Township, Shuangliu County, Sichuan Province
Registered code: 510122000026482

WHEREAS, Party A is a limited liability company founded and registered in the People’s Republic of China;

WHEREAS, Party B is a wholly foreign owned enterprise with limited liability founded and registered in the People’s Republic of China;

WHEREAS, Party A possess the exploration rights to that certain land of 6.29 square kilometers in the Dashuigou area and the mining rights of that certain tellurium and bismuth mine of 0.0568 square kilometers in Shimian Majiagou (such exploration rights and mining rights of Party A, collectively the “Mining Business”);

WHEREAS, Party A agrees to provide Party B with certain technical and consulting services in connection with the Mining Business, and Party B agrees to receive the services rendered from Party A;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties, intending to be legally bound, hereby agree as follows:

1. Technical and Consulting Services; Exclusivity

1.1 During the term of this Agreement, Party A shall provide those certain technical consulting and services (the “Services”) as set forth in Appendix I hereto on an exclusive basis to Party B.

1.2 During the term of this Agreement Party B shall not engage or utilize the services of any third party in the provision of such Services, or similar services, without the prior written consent of Party A.

1.3 Party A shall be the sole and exclusive owner of all right, title and interest to and in any and all intellectual property arising from the performance of its Services under this Agreement, including, but not limited to, any copyrights, patent, inventions or business know-how, whether developed by Party A or Party B and whether based on Party A’s existing intellectual property or otherwise.

1.4 During the term of this Agreement Party B agrees to afford Party A and its affiliates with a first priority and right of first offer and first refusal to undertake further business cooperation with Party B on similar terms to those set forth herein.

2. Obligations of Party A and Party B

2.1 Obligation of Party A

In accordance with the terms of this Agreement, Party A shall provide to Party B the Services.

2.2 Obligations of Party B

2.2.1 In consideration for the provision of the Services by Party A to Party B, Party B shall pay Party A in accordance with the fee schedule set forth in Appendix II hereto.

2.2.2 Party B shall utilize the Services provided by Party A in good faith and for the purposes set forth in this Agreement.

2.2.3 Party B shall notify Party A of the occurrence of any event or any matters or issues however arising that are likely to have an influence on Party B’s daily business operations.

2.2.4 Party B shall permit Party A’s personnel or its authorized persons onto Party’B offices, premises and other working facilities.

2.2.5 Party B shall not take any actions that will harm any technical patent rights or other the intellectual property rights of Party A.

2.2.6 Party B shall obtain and hold in full force and effect all governmental permits and approvals (if any) required for Party A to fulfill its obligations under this Agreement.

2.2.7 Party B shall provide up to $6.0 million in investment funding to Party A in connection with the operations of the Mining Business on such terms and at such times as Party B shall determine with Party A from time to time.

3. Representations and Warranties

3.1 Party A hereby represents and warrants to Party B as follows:

3.1.1 Party A is company duly registered and validly existing under the laws of the People’s Republic of China.

3.1.2 Party A has the full right, power and authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not cause a breach of any contract to which Party A is a or be in breach of any applicable laws.

3.1.3 This Agreement will constitute a legal, valid and binding agreement of Party A enforceable against it in accordance with its terms upon its execution.

3.2 Party B hereby represents and warrants to Party A as follows:

3.2.1 Party B is a company duly registered and validly existing under the laws of the People’s Republic of China.

3.2.2 Party B has the full right, power and authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not cause a breach of any contract to which Party B is a party or be in breach of any applicable laws.

3.2.3 This Agreement will constitute a legal, valid and binding agreement of Party B enforceable against it in accordance with its terms upon its execution.

4. Confidentiality

4.1 Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A’s confidential data and information received by Party B in the provision of the Services by Party A to Party B (collectively “Confidential Information”). Party B shall not disclose or transfer any Confidential Information to any third party or use any Confidential Information for any purpose except in connection with the provision of the Services by Party A as contemplated by this Agreement without Party A’s prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A’s option, return any and all documents, information or software that may contain any such Confidential Information or destroy and delete any Confidential Information from any memory device, and cease to use it.

4.2 The following shall not be considered Confidential Information:

4.2.1 Information that is available in the public domain other than as a result of disclosure by Party A to Party B.

4.2.2 Information known to Party B prior to the disclosure of such information by Party A to Party B in connection with the provision of Services hereunder.

4.2.3 Information that Party B is required to disclose by law or order of a Governmental Entity or court of competent jurisdiction, but only to the extent so required after reasonable efforts to limit the scope of such disclosure.

4.3 Article 4 shall survive any amendment, expiration or termination of this Agreement.

5. Indemnity

5.1 Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of any litigation, claim or other legal procedure against Party A arising from the provision by Party A to Party B of the Services hereunder.

5.2 Article 5 shall survive any amendment, expiration or termination of this Agreement.

6. Effective Date and Term

6.1 This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement shall be for a period of five years (the “Term”), unless terminated prior to the expiration of the Term in accordance with the terms set forth in this Agreement.

6.2 This Agreement may be extended only with the mutual consent of Party A and Party B before the expiration of the Term. Both parties shall negotiate in good faith to determine the length of any extension to the Term.

7. Termination

7.1 This Agreement shall terminate on the expiration of the Term unless it is extended on the basis set forth above.

7.2 During the Term, Party B shall not be permitted to terminate this Agreement except in the case of material gross negligence, fraud or other material illegal acts or bankruptcy of Party A. Notwithstanding the foregoing, Party A may terminate this Agreement at any time on 30 days prior written notice.

8. Settlement of Disputes

The parties shall strive to settle any dispute arising from the interpretation of this Agreement and/or the provision of Services under this Agreement through consultation with each other. In the event that no settlement can be reached by the parties through such consultation, either party may submit such matter to the China International Economic and Trade Arbitration Commission (“CIETAC”). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

9. Force Majeure

9.1 Neither party hereto shall be liable to the other party for any failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the first party.  Such causes include, but are not limited to, acts of war or terrorism, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, the failure to cooperate by any other party hereto (including, without limitation, entities or individuals under its control, or any of their respective officers, directors, employees, other personnel or agents), acts or omissions or the failure to cooperate of a third party, or loss or damage to any equipment.  Each party shall use its commercially reasonable efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as reasonably practicable after any such cause ceases to affect the performance of its obligations under this Agreement. Notwithstanding the foregoing, a shortage of credit, capital or finance shall not be regarded as an event of force majure.

9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by an event of force marjure, only within the scope of such delay or prevention of performance of such obligations, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of the occurrence of such event.

10. Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese both and shall be deemed duly given when delivered personally or received where sent by registered mail or postage prepaid mail or by a recognized courier service or by fax to the address of the relevant party or parties set forth below.
Party A:                      Sichuan Xinju Mineral Resource Development Co., Ltd.
Mailing address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745601
Telephone:86-28-85745578
Receiver:Ling Yong
Party B:                      Sichuan Xinlong Telluronium & Technique Co., Ltd.
Mailing address: No. 485, Teng Fei Third Road, Shuangliu Southwest AirportEconomic Development Zone, Shuangliu, Chengdu
Fax: 86-28-85745525
Telephone: 86-28-85745561
Receiver: Xiong Lei

11. No Assignment or Sublicense

Party B may not assign its rights or obligations under this Agreement to any third party without the prior written consent of Party A.

12. Severability

Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that provision or any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

13. Amendment and Supplement

Any amendment and supplement to this Agreement shall come into force only after a written agreement is signed by both parties hereto. The amendment and supplement duly executed by both parties hereto shall form part of this Agreement and shall have the same legal force and effect as this Agreement.

14. Waiver

Unless especially stated, any of the articles prescribed herein must be fully fulfilled by the parties hereto.

15. Governing Laws

This Agreement shall be construed and enforced in accordance with the laws of the People’s Republic of China.

16. Counterparts

                This Agreement may be executed in any number of counterparts each of which when executed and delivered shall constitute an original, and all such counterparts, together or separately, shall be deemed to be one and the same Agreement. This agreement is made in both English and Chinese. English version shall prevail where difference arising between English version and Chinese Version.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By: Party A：Sichuan Xinju Mineral Resource Development Co., Ltd.
/s/Renyi Hou
Renyi Hou

By: Party B：Sichuan Xinlong Telluronium Industry & Technique Co., Ltd.
/s/Renyi Hou
Renyi Hou

Appendix 1: Technical and Consulting Services

Party A shall provide technical and consulting services as follows:
1. Prospecting technologies.
2. Technologies of beneficiation and metallurgy.
3. Technical counseling of scientific research projects.
4. Technical innovation.
5. Other technical and consulting services required by Party B.

Appendix 2
Calculation and Payment of the Fee for Technical and Consulting Services

Party A shall adjust the standard fees per month for 1K times of Page views in accordance with the actual operation of Party B and then adjust the fees per month.

Party B is obliged, from time to time, to provide Party A with information and data upon Party A’s request. Party A is entitled to check or review, from time to time, such information and data.
Party B shall pay fees for the Services of the prior month to the account designated by Party A before the 7th day of the following month.

Fees for prospecting and technologies of beneficiation and metallurgy should be paid by Party A to Party B according to the budget of each project after evaluating and auditing.

Fees for technical counseling of scientific research projects should be paid by Party A to Party B according to the charging standard of the Ministry of Science and Technology of PRC.

Technical innovation fees should be paid by Party A to Party B according to the budget of each technical innovation project after evaluating and auditing.

Scientific research personnel fees like wages, travel fees and Administrative expenses will be included in the budget of each project.